UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Form 8-K/A (the “Amendment”) is being filed to amend the Form 8-K/A InPhonic, Inc. (the “Company”) filed July 13, 2005. Although the financial information for the three months ended March 31, 2005 was contained in the Form 8-K/A filed July 13, 2005, this Amendment includes the unaudited financial statements of VMC Satellite, Inc. for the three months ended March 31, 2005 that were inadvertently omitted and corrects errors contained in the July 13, 2005 Form 8-K/A. This Amendment amends and restates the Form 8-K/A filed July 13, 2005 in its entirety.

On April 26, 2005, the Company completed the acquisition of certain assets and liabilities of VMC Satellite, Inc. (“VMC”) through CAIS Acquisition II, LLC (“CAIS II”), a wholly-owned subsidiary of the Company, pursuant to the terms and conditions of the Asset Purchase Agreement dated April 26, 2005 between VMC, InPhonic, CAIS II and the selling stockholder (“Asset Purchase Agreement”). The aggregate consideration paid at closing for the net assets acquired was approximately $4.3 million in cash and shares of InPhonic common stock with a stated value of $7.1 million in the Asset Purchase Agreement and a fair value as of April 26, 2005 equal to approximately $5.1 million. The fair value of the common stock consideration assumes a discount to quoted market prices because the shares are unregistered. The fair value of the common stock consideration is still under evaluation and is subject to change. The stock consideration includes 195,798 shares of InPhonic common stock having a fair value equal to approximately $2.8 million, which were paid at closing, and an undetermined number of shares of InPhonic common stock, having a fair value equal to approximately $2.3 million, to be issued at a later date in accordance with the Asset Purchase Agreement. In addition, the Company has agreed to pay up to an aggregate of $5.05 million in cash and 334,288 shares of InPhonic’s common stock if VMC attains certain EBITDA benchmarks between April 26, 2005 and April 30, 2007. A Current Report on Form 8-K was filed May 2, 2005 to report this transaction and the foregoing description of the terms of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement which is incorporated by reference herein.

The Company is currently in discussions with VMC that may result in the Company issuing additional shares of the Company’s common stock to VMC. The impact of any such common stock issuance is not reflected in the financial statements contained herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited Balance Sheet of VMC as of December 31, 2004 and the related Statements of Income, Stockholder’s Equity and Cash Flows for the year ended December 31, 2004.

Report of Independent Auditors	F-1

Balance Sheet	F-2

Statement of Income	F-3

Statement of Stockholder’s Equity	F-4

Statement of Cash Flows	F-5

Notes to Financial Statements	F-6

Unaudited Balance Sheet of VMC as of March 31, 2005 and the related Unaudited Statement of Income, Unaudited Statement of Stockholder’s Equity and Unaudited Statement of Cash Flows for the three months ended March 31, 2005.

Unaudited Balance Sheet	F-10

Unaudited Statement of Income	F-11

Unaudited Statement of Stockholder’s Equity	F-12

Unaudited Statement of Cash Flows	F-13

Notes to Unaudited Financial Statements	F-14

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of March 31, 2005	PF-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2004	PF-3

Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the period ended March 31, 2005	PF-4

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)	PF-5

(c)	Exhibits.

2.1†*	Asset Purchase Agreement, dated April 26, 2005, between VMC, InPhonic, CAIS II and the selling stockholder.

23.1	Consent of the Reznick Group, P.C.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

*	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Current Report on Form 8-K filed on May 2, 2005 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Lawrence S. Winkler
Name:	Lawrence S. Winkler
Title:	Chief Financial Officer, Executive Vice President and Treasurer

Date: July 14, 2005

INDEPENDENT AUDITORS’ REPORT

To the Stockholder

VMC Satellite, Inc.

We have audited the accompanying balance sheet of VMC Satellite, Inc. as of December 31, 2004, and the related statements of income, stockholder’s equity, and cash flows, for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VMC Satellite, Inc. as of December 31, 2004, and the results of its operations, changes in stockholder’s equity, and cash flows, for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Bethesda, Maryland

April 1, 2005, except Note H for which the date is April 26, 2005

VMC Satellite, Inc.

Balance Sheet

December 31, 2004

ASSETS
Current assets
Cash and cash equivalents	$1,693,240
Accounts receivable, other	19,111
Accounts receivable, trade	607,748
Prepaid expenses	8,389
Deferred costs	223,305

Total current assets	2,551,793
Property and equipment, net	91,000

Total assets	$2,642,793

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$333,849
Accrued payroll	35,774
Allowance for certificate refunds	17,356
Reserve for chargebacks	117,449

Total liabilities	504,428

Commitment and contingencies
Stockholder’s equity
Common stock, $0.10 par value; authorized 5,000 shares; issued and outstanding 1,000 shares	100
Additional paid in capital	49,900
Retained earnings	2,088,365

Total stockholder’s equity	2,138,365

Total liabilities and stockholder’s equity	$2,642,793

See notes to financial statements.

VMC Satellite, Inc.

Statement of Income

For the Year Ended December 31, 2004

Revenues	$10,110,697
Operating expenses
Sales and marketing, excluding depreciation	3,557,246
General and administrative, excluding depreciation	3,042,344
Depreciation	60,164

Total operating expenses	6,659,754

Net income	$3,450,943

See notes to financial statements.

VMC Satellite, Inc.

Statement of Stockholder’s Equity

For the Year Ended December 31, 2004

	Common Stock		Additional paid-in capital	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2003	1,000	$100	$49,900	$1,411,344	$1,461,344
Distributions	—	—	—	(2,773,922)	(2,773,922)
Net income	—	—	—	3,450,943	3,450,943

Balance, December 31, 2004	1,000	$100	$49,900	$2,088,365	$2,138,365

See notes to financial statements.

VMC Satellite, Inc.

Statement of Cash Flows

For the year ended December 31, 2004

Cash flows from operating activities
Net income/(loss)	$3,450,943
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	60,164
Changes in operating assets and liabilities
Increase in accounts receivable, employees	(2,311)
Increase in accounts receivable, trade	(187,864)
Increase in prepaid expenses	(245)
Increase in deferred costs	(165,279)
Increase in accounts payable	87,182
Decrease in accrued payroll	(6,942)
Decrease in allowance for certificate refunds	(1,364)
Increase in reserve for future chargebacks	57,161

Net cash provided by operating activities	3,291,445

Cash flows from investing activities
Purchases of property and equipment	(22,516)

Net cash used in investing activities	(22,516)

Cash flows from financing activities
Distributions to stockholder	(2,773,922)

Net cash used in financing activities	(2,773,922)

Net increase in cash	495,007
Cash and cash equivalents, beginning of year	1,198,233

Cash and cash equivalents, ending of year	$1,693,240

See notes to the financial statements

VMC Satellite, Inc.

Notes to Financial Statements

For the year ended December 31, 2004

NOTE A – BUSINESS DESCRIPTION

VMC Satellite, Inc. (the “Company”) was organized as a corporation in the State of Virginia on May 2, 2001. The Company is principally engaged in internet sales as an authorized retailer of satellite service activation for DISH Network, which is owned by Echostar Satellite, LLC (“Echostar”). Since inception, the Company developed and implemented systems to process orders placed via the Internet. The Company also engages in sales through a network of approximately 160,000 affiliates.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenue is recognized in the period in which it is earned and expenses are recognized in the period in which the related liability is incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

The most significant of such estimates is the reserve for chargebacks resulting from future deactivations. Management has derived its estimate of the reserves by analysis of sales subject to chargeback and actual chargebacks over the most recent two year period. Actual results may differ from those estimates.

Cash Equivalents

All highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents.

Accounts Receivables

Substantially all accounts receivable are due from Echostar. Management considers receivables to be fully collectible; accordingly, no allowance for doubtful accounts has been provided. If amounts become uncollectible, they are charged to operations in the period in which that determination is made.

Fair Value of Financial Instruments

The carrying amount of cash equivalents and other current assets and liabilities approximate fair value because of the short-term nature of these amounts.

Deferred Costs

Pursuant to the Company’s agreement with Echostar, the Company is required to purchase certificates evidencing activation rights in advance of its resale to customers. The Company records certificates that it holds for sale to customers as deferred costs. The cost of these certificates is determined based on the Company’s recent cost of $15 per certificate.

VMC Satellite, Inc.

Notes to Financial Statements

For the year ended December 31, 2004

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and the related gain or loss, if any, is reflected in the year of disposal.

Revenue Recognition

Sales consist principally of sales of DISH Network activation and related services through the Company’s website or through its network of affiliates. The Company principally acts as an agent for DISH Network and does not generally own or sell hardware or become involved in installation or service activities. Accordingly, the Company records as revenue only the amount paid by the customer for activation and certain commissions, bonuses, and residuals paid by DISH Network.

Revenue from customers includes sales of certificates evidencing activation rights net of certificate costs. The Company offers a 10 day written refund policy on unused certificates but typically will refund unused certificates for up to four months. The Company records an allowance for refunds based on its actual refund experience. The allowance for certificate refunds was $17,356 at December 31, 2004.

Revenues from DISH Network include certain commissions, bonuses and residuals, some of which are subject to chargeback if the customer deactivates during a period specified in the agreement with Echostar.

The Company has analyzed the financial reporting criteria for sales subject to chargeback and determined that it meets the criteria for recognizing revenue immediately with an allowance for chargebacks. This determination is based on management’s judgment that it can reasonably estimate chargebacks. The reserve for chargebacks is estimated at 6% of the total revenue from those components subject to chargeback for the last six month period less the actual chargebacks on these sales. As a result, as of December 31, 2004, the Company recorded a reserve for chargebacks in the amount of $117,449. If the Company determines that it cannot accurately predict future deactivations, the Company will be required to defer 100% of its sales commissions which are subject to chargeback until the expiration of the chargeback period.

Advertising

The Company expenses advertising costs as they are incurred. The Company’s advertising consists principally of search engine marketing, and was $2,028,439 during 2004.

VMC Satellite, Inc.

Notes to Financial Statements

For the year ended December 31, 2004

Income Tax Status

The stockholder elected to have the Company taxed as an S Corporation effective as of June 1, 2001. Accordingly, the taxable income of the Company is included in the individual income tax return of the stockholder and no provision or liability for federal or state income taxes has been included in the financial statements.

NOTE C – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004:

Car	$66,958
Phone system	180,446
Office furniture & equipment	9,605
Computer equipment	40,292

Total cost	297,301
Less accumulated depreciation	(206,301)

Property and equipment, net	$91,000

NOTE D – SALES AFFILIATES

The Company has entered into thousands of referral and affiliate agreements to compensate these independent contractors for sales referred to the Company that result in an installation. Commissions are generally paid to affiliates on the 15th day of the month following the installation. Commissions paid to affiliates for the year ended December 31, 2004, amount to $1,528,807.

NOTE E – RELATED PARTY TRANSACTIONS

The owner and CEO provides certain administrative services to the Company and received no payroll based compensation for services provided to the Company for the year ended December 31, 2004. For the year ended December 31, 2004, the shareholder received distributions totaling $2,773,922.

NOTE F – CONCENTRATIONS

Credit Risk

The Company maintains its cash account with a bank and cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2004, the uninsured portion of the cash balances held at the bank was $1,658,687.

Product and Supplier Risk

The Company generates substantially all of its revenue from the sale of activation and service for the DISH Network under various agreements with Echostar. The agreements are cancelable by either party upon 60 day prior written notice. Any reduction in the market for DISH Network or Echostar’s ability to provide services would result in a significant adverse effect on the Company’s business.

NOTE G – COMMITMENT AND CONTINGENCIES

Office Lease

The Company entered into an agreement to lease office space on October 1, 2003, and the term is for 4 years. The lease is cancelable at the option of the Company with six months written notice. The terms of the lease include base

VMC Satellite, Inc.

Notes to Financial Statements

For the year ended December 31, 2004

rent, which is $8,144 per month, adjusted annually at an increase of 3% per year and additional rent for the Company’s pro-rata share of utilities and pro-rata share of the increase in insurance, real estate taxes, and Landlord’s mortgage interest to the extent it exceeds 5.20 percent APR. The rent expense for the year ended December 31, 2004 totaled $98,709.

Litigation Matters

In connection with a suit filed in December 2002 against the Company by an ISP provider, the Company agreed to pay $8,000 upon receipt of proper documentation of the claim. The ISP service provider has not provided the documentation or contacted the Company since August 2004.

In December 2002, the Company was sued for breech of contract by an online marketing service provider. The suit claims $55,000 plus interest, fees and costs. The Company has retained legal counsel and the claim is still outstanding at December 31, 2004.

NOTE H – SUBSEQUENT EVENT

On April 26, 2005, the Company completed the sale of substantially all of the non-current and intangible assets of the Company to a wholly owned subsidiary of InPhonic, Inc., a publicly traded company. The aggregate consideration paid at closing was approximately $4.3 million in cash, 195,798 shares of common stock and additional shares of InPhonic common stock to be valued at approximately $3.0 million on the date of distribution of such shares. In addition, the Company may earn an additional consideration if certain targets are met.

VMC Satellite, Inc.

Unaudited Balance Sheet

March 31, 2005

ASSETS
Current assets
Cash and cash equivalents	$1,895,913
Accounts receivable, other	1,950
Accounts receivable, trade	503,655
Prepaid expenses	8,389
Deferred costs	304,665

Total current assets	2,714,572

Property and equipment, net	106,314

Total assets	$2,820,886

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$256,918
Accrued payroll	61,759
Allowance for certificate refunds	17,000
Reserve for chargebacks	105,682

Total liabilities	441,359

Commitment and contingencies

Stockholder’s equity
Common stock, $0.10 par value; authorized 5,000 shares; issued and outstanding 1,000 shares	100
Additional paid in capital	49,990
Retained earnings	2,329,527

Total stockholder’s equity	2,379,527

Total liabilities and stockholder’s equity	$2,820,886

See notes to the unaudited financial statements.

VMC Satellite, Inc.

Unaudited Statement of Income

For the three months ended March 31, 2005

Revenues	$2,586,891

Operating expenses
Sales and marketing, excluding depreciation	1,093,452
General and administrative, excluding depreciation	744,779
Depreciation	16,127

Total operating expenses	1,854,358

Net income	$732,533

See notes to the unaudited financial statements.

VMC Satellite, Inc.

Unaudited Statement of Stockholder’s Equity

For the three months ended March 31, 2005

	Common stock		Additional paid-in capital	Retained earnings	Total
	Shares	Amount
Balance, December 31, 2004	1,000	$100	$49,900	$2,088,365	$2,138,365

Distributions	—	—	—	(491,371)	(491,371)

Net income	—	—	—	732,533	732,533

Balance, March 31, 2005	1,000	$100	$49,900	$2,329,527	$2,379,527

See notes to the unaudited financial statements.

VMC Satellite, Inc.

Unaudited Statement of Cash Flows

For the three months ended March 31, 2005

Cash flows from operating activities
Net income	$732,533
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	16,127
Changes in operating assets and liabilities
Decrease in accounts receivable, employees	17,161
Decrease in accounts receivable, trade	104,093
Increase in deferred costs	(81,360)
Increase in accounts payable	(76,931)
Increase in accrued payroll	25,985
Decrease in allowance for certificate refunds	(356)
Decrease in reserve for future chargebacks	(11,767)

Net cash provided by operating activities	725,485

Cash flows from investing activities
Purchase of property and equipment	(31,441)

Net cash used in investing activities	(31,441)

Cash flows from financing activities
Distributions to stockholder	(491,371)

Net cash used in financing activities	(491,371)

Net increase in cash	202,673

Cash and cash equivalents, beginning of year	1,693,240

Cash and cash equivalents, ending of year	$1,895,913

See notes to the unaudited financial statements.

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE A—BUSINESS DESCRIPTION

VMC Satellite, Inc. (the “Company”) was organized as a corporation in the State of Virginia on May 2, 2001. The Company is principally engaged in internet sales as an authorized retailer of satellite service activation for DISH Network, which is owned by Echostar Satellite, LLC (“Echostar”). Since inception, the Company developed and implemented systems to process orders placed via the Internet. The Company also engages in sales through a network of approximately 160,000 affiliates.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenue is recognized in the period in which it is earned and expenses are recognized in the period in which the related liability is incurred.

The accompanying unaudited financial statements have been prepared in conformity with U.S. generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

The most significant of such estimates is the reserve for chargebacks resulting from future deactivations. Management has derived its estimate of the reserves by analysis of sales subject to chargeback and actual chargebacks over the most recent two year period. Actual results may differ from those estimates.

Cash Equivalents

All highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents.

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivables

Substantially all accounts receivable are due from Echostar. Management considers receivables to be fully collectible; accordingly, no allowance for doubtful accounts has been provided. If amounts become uncollectible, they are charged to operations in the period in which that determination is made.

Fair Value of Financial Instruments

The carrying amount of cash equivalents and other current assets and liabilities approximate fair value because of the short-term nature of these amounts.

Deferred Costs

Pursuant to the Company’s agreement with Echostar, the Company is required to purchase certificates evidencing activation rights in advance of its resale to customers. The Company records certificates that it holds for sale to customers as deferred costs. The cost of these certificates is determined based on the Company’s recent cost of $15 per certificate.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and the related gain or loss, if any, is reflected in the year of disposal.

Revenue Recognition

Sales consist principally of sales of DISH Network activation and related services through the Company’s website or through its network of affiliates. The Company principally acts as an agent for DISH Network and does not generally own or sell hardware or become involved in installation or service activities. Accordingly, the Company records as revenue only the amount paid by the customer for activation and certain commissions, bonuses, and residuals paid by DISH Network.

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Revenue from customers includes sales of certificates evidencing activation rights net of the certificate cost. The Company offers a 10 day written refund policy on unused certificates but typically will refund unused certificates for up to four months. The Company records an allowance for refunds based on its actual refund experience. The allowance for certificate refunds was $17,000 at March 31, 2005.

Revenues from DISH Network include certain commissions, bonuses and residuals, some of which are subject to chargeback if the customer deactivates during a period specified in the agreement with Echostar.

The Company has analyzed the financial reporting criteria for sales subject to chargeback and determined that it meets the criteria for recognizing revenue immediately with an allowance for chargebacks. This determination is based on management’s judgment that it can reasonably estimate chargebacks. The reserve for chargebacks is estimated at 6% of the total revenue from those components subject to chargeback for the last six month period less the actual chargebacks on these sales. As a result, as of March 31, 2005, the Company recorded a reserve for chargebacks in the amount of $105,682. If the Company determines that it cannot accurately predict future deactivations, the Company will be required to defer 100% of its sales commissions which are subject to chargeback until the expiration of the chargeback period.

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses advertising costs as they are incurred. The Company’s advertising consists principally of search engine marketing, and was $444,702 for the three months ended March 31, 2005.

Income Tax Status

The stockholder elected to have the Company taxed as an S Corporation effective as of June 1, 2001. Accordingly, the taxable income of the Company is included in the individual income tax return of the stockholder and no provision or liability for federal or state income taxes has been included in the financial statements.

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2005:

Car	$66,958
Phone system	180,446
Office furniture and equipment	9,605
Computer equipment	71,732

Total cost	328,741

Less accumulated depreciation	222,427

Property and equipment, net	$106,314

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE D—SALES AFFILIATES

The Company has entered into thousands of referral and affiliate agreements to compensate these independent contractors for sales referred to the Company that result in an installation. Commissions are generally paid to affiliates on the 15th day of the month following the installation. Commissions paid to affiliates for the three months ended March 31, 2005 amount to $522,611.

NOTE E—RELATED PARTY TRANSACTIONS

The owner and CEO provide certain administrative services to the Company and received no payroll-based compensation for services provided to the Company for the three months ended March 31, 2005. For the three months ended March 31, 2005, the shareholder received distributions totaling $491,371.

NOTE F—CONCENTRATIONS

Credit Risk

The Company maintains its cash account with a bank and cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of March 31, 2005, the uninsured portion of the cash balances held at the bank was $1,967,217.

Product and Supplier Risk

The Company generates substantially all of its revenue from the sale of activation and service for the DISH Network under various agreements with Echostar. The agreements are cancelable by either party upon 60 day prior written notice. Any reduction in the market for DISH Network or Echostar’s ability to provide services would result in a significant adverse effect on the Company’s business.

NOTE G—COMMITMENT AND CONTINGENCIES

Office Lease

The Company entered into an agreement to lease office space on October 1, 2003, and the term is for 4 years. The lease is cancelable at the option of the Company with six months written notice. The terms of the lease include base rent, which is $8,144 per month, adjusted annually at an increase of 3% per year and additional rent for the Company’s pro-rata share of utilities and pro-rata share of the increase in insurance, real estate taxes, and Landlord’s mortgage interest to the extent it exceeds 5.20 percent APR. The rent expense for the year ended March 31, 2005 totaled $25,166.

VMC Satellite, Inc.

Notes to the Unaudited Financial Statements

March 31, 2005

NOTE G—COMMITMENT AND CONTINGENCIES (Continued)

Litigation Matters

In connection with a suit filed in December 2002 against the Company by an ISP provider, the Company agreed to pay $8,000 upon receipt of proper documentation of the claim. The ISP service provider has not provided the documentation or contacted the Company since August 2004.

In December 2002, the Company was sued for breech of contract by an online marketing service provider. The suit claims $55,000 plus interest, fees and costs. The Company has retained legal counsel and the claim is still outstanding at March 31, 2005.

NOTE H—SUBSEQUENT EVENT

On April 26, 2005, the Company completed the sale of substantially all of the non-current and intangible assets of the Company to a wholly-owned subsidiary of InPhonic, Inc, a publicly traded company. The aggregate consideration paid at closing was approximately $4.3 million in cash, 195,798 shares of common stock and additional shares of InPhonic common stock to be valued at approximately $3.0 million on the date of distribution of such shares. In addition, the Company may earn an additional consideration if certain targets are met.

InPhonic, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction

On April 26, 2005, InPhonic, Inc. (“the Company”) completed the acquisition of certain assets and liabilities of VMC Satellite, Inc., (“VMC”) through CAIS Acquisition II, LLC (“CAIS II”), a wholly-owned subsidiary of the Company, pursuant to the terms and conditions of the Asset Purchase Agreement dated April 26, 2005 between VMC, InPhonic, CAIS II and the selling stockholder (“Asset Purchase Agreement”). The aggregate consideration paid at closing for the net assets acquired was approximately $4.3 million in cash and shares of InPhonic common stock with a stated value of $7.1 million in the Asset Purchase Agreement and a fair value as of April 26, 2005 equal to approximately $5.1 million. The fair value of the common stock consideration assumes a discount to quoted market prices because the shares are unregistered. The fair value of the common stock consideration is still under evaluation and is subject to change. The stock consideration includes 195,798 shares of InPhonic common stock having a fair value equal to approximately $2.8 million, which were paid at closing, and an undetermined number of shares of InPhonic common stock, having a fair value equal to approximately $2.3 million, to be issued at a later date in accordance with the Asset Purchase Agreement. In addition, the Company has agreed to pay up to an aggregate of $5.05 million in cash and 334,288 shares of InPhonic’s common stock if VMC attains certain EBITDA benchmarks between April 26, 2005 and April 30, 2007. The purchase price of approximately $9.4 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values.

The Company is currently in discussions with VMC, that may result in the Company issuing additional shares of the Company’s common stock to VMC. The impact of any such common stock issuance is not reflected in the financial statements contained herein.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004, and period ended March 31, 2005 have been prepared to give effect to the acquisition as if it had occurred on January 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 has been prepared to give effect to the acquisition as if it had occurred as of March 31, 2005.

The historical consolidated financial statements of VMC have been prepared in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial information is not intended to represent what the Company’s financial position or results of operations would have been for any of the periods presented. Since the Company and VMC were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Company and VMC. The Company’s historical consolidated financial statements can be found in the Company’s Annual Report on Form 10-K filed on March 10, 2005.

The unaudited pro forma condensed consolidated financial information reflects the accounting policies that the Company expects to adopt for the acquired business, however, such policies have not been finalized and are subject to change.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2005

(In thousands)

	Historical
	InPhonic	VMC Satellite, Inc	Pro forma Acquisition Adjustment		Pro forma Inphonic
Assets
Current assets:
Cash and cash equivalents	$84,776	$1,896	$(1,896	)(a)	$80,822
			(3,954	)(a)
Short-term investments	4,967	—	—		4,967
Accounts receivable, net	29,014	506	(506	)(a)	29,014
Inventory, net	15,989	—	—		15,989
Prepaid expenses	2,050	8	(8	)(a)	2,050
Deferred costs and other current assets	2,588	305	(305	)(a)	2,922
			334	(a)

Total current assets	139,384	2,715	(6,335)		135,764
Restricted cash and cash equivalent	500	—	—		500
Property and equipment, net	6,790	106	(106	)(a)	6,901
			111	(a)
Goodwill	22,791	—	2,167	(a)	24,958
Intangible assets, net	5,745	—	6,650	(a)	12,395
Deposits and other assets	1,785	—	130	(a)	1,915

Total assets	$176,995	$2,821	$2,617		$182,433

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	20,309	257	(257	)(a)	20,309
Accrued expenses and other liabilities	25,478	184	(184	)(a)	25,828
			350	(a)
Short term capital lease	238	—	—		238
Deferred revenue	14,426	—	—		14,426

Total current liabilities	60,451	441	(91)		60,801
Long term capital lease	222	—	—		222

Total liabilities	60,673	441	(91)		61,023
Common stock	331	—	2	(a)	333
Additional paid-in capital	249,448	50	(50	)(a)	254,534
			5,086	(a)
Accumulated deficit	(133,457)	2,330	(2,330	)(a)	(133,457)

Total stockholders’ equity	116,322	2,380	2,708		121,410

Total liabilities and stockholders’ equity	$176,995	$2,821	$2,617		$182,433

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except share and per share amounts)

	Historical
	InPhonic	VMC Satellite, Inc	Pro forma Acquisition Adjustment		Pro forma Inphonic
Revenues:
Activations and services	165,401	10,110	—		175,511
Equipment	38,799	—	—		38,799

Total revenues	204,200	10,110	—		214,310

Cost of revenues, excluding depreciation and amortization
Activation and services	24,338	—	—		24,338
Equipment	91,566	—	—		91,566

Total cost of revenues	115,904	—	—		115,904

Operating expenses:
General and administrative expenses, excluding depreciation and amortization	43,795	3,042	200	(c)	47,037
Sales and marketing expenses, excluding depreciation and amortization	47,527	3,557	—		51,084
Depreciation and amortization	6,444	60	1,316	(b)	7,820
Investment write-off	150	—	—		150

Total operating expenses	97,916	6,659	1,516		106,091

Loss from operations	(9,620)	3,451	(1,516)		(7,685)

Other income (expense):
Interest income	536	—	—		536
Interest expense	(1,155)	—	—		(1,155)

Total other expense	(619)	—	—		(619)

Net income / (loss)	(10,239)	3,451	(1,516)		(8,304)
Preferred stock dividends and accretion to preferred redemption value	(22,049)	—	—		(22,049)
Net income / (loss) attributable to common stockholders	(32,288)	3,451	(1,516)		(30,353)

Basic and diluted net loss per share	$(2.29)	$—	$—		$(2.13)

Basic and diluted weighted average shares outstanding	14,074,505	—	195,798	(d)	14,270,303

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED MARCH 31, 2005

(In thousands, except share and per share amounts)

	Historical		Pro forma Acquisition Adjustment		Pro forma Inphonic
	InPhonic	VMC Satellite, Inc
Revenues:
Activations and services	57,242	2,587	—		59,829
Equipment	19,365	—	—		19,365

Total revenues	76,607	2,587	—		79,194

Cost of revenues, excluding depreciation and amortization
Activation and services	5,337	—	—		5,337
Equipment	40,097	—	—		40,097

Total cost of revenues	45,434	—	—		45,434

Operating expenses:
General and administrative expenses, excluding depreciation and amortization	18,109	745	50	(c)	18,904
Sales and marketing expenses, excluding depreciation and amortization	18,406	1,093	—		19,499
Depreciation and amortization	1,777	16	329	(b)	2,122
Restructuring costs	149	—	—		149

Total operating expenses	38,441	1,854	379		40,674

Loss from operations	(7,268)	733	(379)		(6,914)

Other income (expense):
Interest income	482	—	—		482
Interest expense	(208)	—	—		(208)

Total other expense	274	—	—		274

Net income / (loss)	(6,994)	733	(379)		(6,640)
Net income / (loss) attributable to common stockholders	(6,994)	733	(379)		(6,640)

Basic and diluted net loss per share	$(0.21)	$—	$—		$(0.20)

Basic and diluted weighted average shares outstanding	32,901,398	—	195,798	(d)	33,097,196

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

InPhonic, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Pro Forma Adjustments and Assumptions

The shares issued in the acquisition have been valued in accordance with Emerging Issue Task Force Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). In accordance with EITF 99-12, InPhonic has established that the first date on which the number of InPhonic shares became fixed was April 26, 2005. The Company has valued the transaction using the average closing price of the Company’s shares for the two days prior to, two days subsequent to and including the closing date of April 26, 2005. The total purchase price of approximately $9.4 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	To allocate the purchase price to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed, including goodwill, and to exclude certain assets and liabilities that were not included in the business combination.

These adjustments are for pro forma presentation purposes only. Fair values are based on financial information as of the April 26, 2005, the acquisition date. The fair value of common stock consideration assumes a discount to quoted market prices because the shares are unregistered. The fair value of common stock consideration is still under evaluation and is subject to change.

Purchase price:
Cash consideration paid at closing	$3,954
Purchase price paid at closing in shares of Inphonic common stock	5,088
Estimated acquisition costs and expenses	350

Total consideration	$9,392

Purchase price allocation:
Tangible net assets acquired	$575
Affiliate relationships	1,740
Non-compete agreement	310
Technology	90
Domain names	210
Supplier relationship	3,890
Trade name	410
Goodwill	2,167

Total consideration	$9,392

Tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values. The identifiable intangible assets acquired were valued based on a preliminary valuation and consists of affiliate relationships, a non-compete agreement, a supplier relationship, developed technology, trade names and website domains. Identifiable intangible assets are amortized using estimated useful lives ranging from 2 to 7 years.

The excess of the purchase price over the value of the tangible and identifiable intangible assets acquired and liabilities assumed has been recorded as goodwill. The carrying value of this goodwill will be subject to periodic impairment assessment.

(b)	To reflect the amortization expense related to identifiable intangible assets associated with the acquisition of VMC.

(c)	To adjust for a contractual increase in general and administrative expenses due to the acquisition of VMC.

(d)	To reflect the impact of the issuance of 195,798 shares of InPhonic common stock on the closing date as consideration in the business combination. Excluded from this amount is an undetermined amount of shares of InPhonic common stock, having a fair value equal to approximately $2.3 million, to be issued at a later date as consideration in accordance with the Asset Purchase Agreement.

Basic and diluted loss per share is calculated by dividing the net loss for the period by the weighted average common shares outstanding for the period inclusive of the 195,798 shares issued as consideration in the VMC acquisition. Diluted earnings per share excludes weighted average potential common shares subject to repurchase agreements and employee stock options, as their inclusion would have been anti-dilutive.

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 2.1†*	Asset Purchase Agreement, dated as of April 26, 2005 between VMC, InPhonic, CAIS II and the selling stockholder.

Exhibit 23.1	Consent of the Reznick Group, P.C.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

*	Previously filed with the SEC as an exhibit to the Registrant’s current report on Form 8-K filed on May 2, 2005 and incorporated by reference herein.